EXHIBIT 99.2

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT (the "Agreement"), dated as of August 14, 2006, by and between Telkonet, Inc., a Utah corporation with headquarters located at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876 (the "Company") and Kings Road Investments, Ltd. (the "Investor").

WHEREAS:

A.  The Company and the Investor entered into that certain Securities Purchase Agreement, dated as of October 27, 2005, as amended (the "Securities Purchase Agreement"), pursuant to which, among other things, the Investor purchased from the Company a Senior Convertible Note, dated as of October 28, 2005, (the "Note"), which is convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms thereof.

B.  The Company and the Investor desire to enter into this Settlement Agreement, pursuant to which, among other things, the parties agree (i) to deem August 15, 2005 to be an Installment Date under the Note (the "Additional Installment Date"), (ii) on such Additional Installment Date, the Company shall pay to the Investor and the other investor holding Notes (the "Other Investor") an aggregate amount of $9,910,392.50 (which amount includes the aggregate Accelerated Amounts to be paid to the Investor and the Other Investor pursuant to this Agreement and the Other Settlement Agreement (as defined below)) plus any accrued but unpaid interest thereon (the "Additional Installment Amount") in satisfaction of the amounts currently outstanding under the Notes, inclusive of any premium payable with respect thereto, of which $3,250,000 (the "Investor Additional Installment Amount") shall be delivered to the Investor in cash, (iii) that Kings Road Investments, Ltd., in its capacity as the LC Agent under, and as defined in the Securities Purchase Agreement (the "LC Agent"), shall draw $3,250,000 under the Letter of Credit for payment of the Investor Additional Installment Amount, (iv) that the Company shall exercise its Accelerated Payment Option pursuant to Section 8(d) of the Note with respect to the Additional Installment Date for payment to the Investor of an Accelerated Amount equal to $1,705,196.25 plus the accrued but unpaid interest on the Investor's pro rata portion of the Additional Installment Amount (the "Investor Accelerated Amount"), which Accelerated Amount shall be paid in Common Shares pursuant to a Company Conversion and (v) that the LC Agent shall instruct the Letter of Credit Bank to reduce the Letter of Credit Amount by $1,500,000.

C.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement and the Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	PAYMENT OF ADDITIONAL INSTALLMENT AMOUNT AND ACCELERATED AMOUNT; REDUCTION OF LETTER OF CREDIT AMOUNT.

(a)  Payment of Investor Additional Installment Amount. i) Upon the execution of this Agreement, the LC Agent shall deliver a drawing certificate to the Letter of Credit Bank demanding payment of $3,250,000 in accordance with the wire instructions therein. Following receipt of the Investor Additional Installment Amount from the Letter of Credit Bank on or before the Additional Installment Date, the Company shall be deemed to have satisfied its obligation to pay the Investor Additional Installment Amount.

(ii) Payment of Additional Installment Amount to Other Investor. Upon receipt of a fully executed copy of a Settlement Agreement, in form and substance identical to this Agreement, entered into between the Company and the Other Investor (the "Other Settlement Agreement"), the LC Agent shall deliver a drawing certificate to the Letter of Credit Bank demanding payment of the Investor Additional Installment Amount (as defined in the Other Settlement Agreement) to the Other Investor.

(b)  Accelerated Payment. ii) On the Additional Installment Date, the Company shall also pay to the Holder the Investor Accelerated Amount in accordance with Section 8(c) of the Note. Notwithstanding anything to the contrary in the Note, for purposes of determining the Company Conversion Price applicable to the Additional Installment Date, the Company Conversion Measuring Period shall be deemed to be the twenty (20) Trading Day period commencing on the Trading Day immediately after the Additional Installment Date. The Investor hereby waives the Volume Limitation with respect to the Investor Accelerated Amount to be paid on the Additional Installment Date.

(ii) Accelerated Payment Option Warrants. Notwithstanding anything to the contrary in the Note, on the applicable Installment Settlement Date, the Company shall issue to the Investor Accelerated Payment Option Warrants (the "Investor Accelerated Payment Option Warrants") in the form attached hereto as Exhibit A (i) exercisable for a number of Common Shares equal to 65% of the quotient of (A) the Investor Accelerated Amount divided by (B) the applicable Company Conversion Price and (ii) with an exercise price equal to the applicable Company Conversion Price. The Common Shares issuable upon exercise of such Investor Accelerated Payment Option Warrants shall be governed by the applicable provisions of the Registration Rights Agreement.

(c)  Reduction of Letter of Credit. Following the payment of the Investor Additional Installment Amount and the delivery of the Pre-Installment Conversion Shares in respect of the Investor Accelerated Amount on the Additional Installment Date (and the confirmation by the Company of the payment and delivery of such similar amount and shares due pursuant to the Other Settlement Agreement), the LC Agent shall issue a written instruction to the Letter of Credit Bank to request the reduction of the Letter of Credit Amount by $1,500,000.

2.	WAIVER; RELEASE; CANCELLATION OF NOTE.

(a)  Waiver. Upon the consummation of the transactions set forth in Section 1 of this Agreement, the Investor hereby waives the Company's failure to satisfy the Minimum Revenue Test for the Fiscal Quarter ended June 30, 2006 as required by Section 14(e) of the Note and any Event of Default that would arise under the Note solely as a result of the failure to satisfy the Minimum Revenue Test for such Fiscal Quarter. Notwithstanding the foregoing, the Company has indicated that it neither admits nor denies that an Event of Default has occurred and is continuing with respect to the Company's failure to satisfy the Minimum Revenue Test for such Fiscal Quarter.

(b)  Release. iii) For purposes of this Agreement, "Released Claims" shall mean any purported event of default, rights or causes of action or any other claims arising out of the events, facts and circumstances prior to the date hereof arising out of Company's failure to satisfy the Minimum Revenue Test for the Fiscal Quarter ended June 30, 2006 as required by Section 14(e) of the Note. In consideration of the releases set forth in Section 2(b)(ii), the payment of the Investor Additional Installment Amount and the Investor Accelerated Amount and the delivery of the Investor Accelerated Payment Option Warrants, effective as of consummation of all of the transactions set forth in Section 1 of this Agreement, the Investor, only on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, but solely relating to the Released Claims (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had, currently has or may have against (i) the Company, (ii) any of the Company's current or former parents, affiliates, subsidiaries, predecessors, assigns, attorneys or counsel, accountants, employees, consultants or representatives, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, and signatories (collectively, the "Company Released Persons"), including, without limitation, any Investor Claims arising out of any of the Transaction Documents. For the avoidance of doubt, claims arising after the date hereof that relate to events or circumstances occurring, or actions taken or failed to be taken, after the Closing are not waived or released hereby. Except for the Released Claims, any claims, rights or causes of cause of action arising out of or based upon events, facts or circumstances occurring, or actions taken or failed to be taken, prior to or after the date hereof are not waived or released hereby.

(ii) In consideration of the Investor entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown, arising out of events, facts and circumstances, or actions taken or failed to be taken, prior to the date hereof (collectively, the "Company Claims"), that any of the Company Releasing Persons had, currently has or may have against (i) the Investor, (ii) any of the Investor's current or former parents, members, partners, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor's or such other persons' or entities' current or former officers, directors, members, partners, shareholders, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of any of the Transaction Documents, the transactions contemplated hereby and the transactions contemplated in the Other Settlement Agreement. Company Claims arising after the date hereof that relate to events, facts or circumstances occurring, or actions taken or failed to be taken, after such date are not waived or released hereby.

(c)  Cancellation of Note. Effective immediately following the receipt by the Investor of (i) the Investor Additional Installment Amount, (ii) the Common Shares delivered in respect of the Investor Accelerated Amount and (iii) the Investor Accelerated Payment Option Warrants, all of the outstanding Principal and accrued but unpaid Interest under the Note shall be deemed paid in full and the Note shall automatically be deemed cancelled.

3.	REPRESENTATIONS AND WARRANTIES

(a)  Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)  No Conflicts. The execution, delivery and performance by the Company of this Agreement and consummation by the Company of the transactions contemplated by this Agreement do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Company; or (iv) violate any contract to which the Company or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Company is a party.

(c)  Approvals; Principal Market. The Company has obtained all governmental, regulatory or third party consents and approvals if any, and approval from its stockholders, necessary, if any, to consummate the transactions contemplated by this Agreement. The Common Stock has not have been suspended by the SEC or the Principal Market from trading on the Principal Market and no suspension have been threatened by the SEC or the Principal Market either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d)  Resale. The Common Shares issuable to the Investor as payment for the Accelerated Amount on each of the Additional Installment Date and the applicable Installment Settlement Date, if any, shall be eligible for immediate resale by the Investor under the Registration Statement.

4.	CERTAIN COVENANTS AND AGREEMENTS.

(a)  Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the second (2nd) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and attaching a copy of this Agreement.

(b)  Fees and Expenses. The Company shall reimburse the Investor for its legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement by paying any such amount to Schulte Roth & Zabel LLP (the "Investor Counsel Expense") of which $15,000 shall be paid to Schulte Roth & Zabel LLP upon the execution of this Agreement with any remaining fees and expenses to be paid on the Additional Installment Date. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the shares delivered as payment of the Investor Accelerated Amount.

5.	CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the 'Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)  The Investor shall have executed this Agreement and delivered the same to the Company.

(b)  The Other Investor shall have executed the Other Settlement Agreement and delivered the same to the Company.

6.	CONDITIONS TO INVESTOR'S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the 'Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)  The Company shall have executed this Agreement and delivered the same to the Investor.

(b)  The Company and the Other Investor shall have executed the Other Settlement Agreement and the Company shall have delivered a copy thereof to the Investor in accordance with Section 1(a)(ii).

(c)  The Company shall have paid Schulte Roth & Zabel LLP the Investor Counsel Expense.

(d)  The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.	MISCELLANEOUS.

(a)  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876
Telephone: (240) 912-1800
Facsimile: (240) 912-1939
Attention: Chief Financial Officer

With a copy (for informational purposes only) to:

Baker & Hostetler LLP
150 Connecticut Avenue
Washington, D.C. 20036
Telephone: (202) 861-1500
Facsimile: (202) 861-1783
Attention: William J. Conti, Esq.

If to the Investor, to its address and facsimile number set forth in the Securities Purchase Agreement, with copies to the Investor's representatives as set forth on the Securities Purchase Agreement,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(i)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(j)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)  Survival. The representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the date hereof .

(l)  Remedies. The Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

TELKONET, INC. By: _____________________________ Name: Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

KINGS ROAD INVESTMENTS LTD. By: ______________________________ Name: Title:

Exhibit A

Form of Accelerated Payment Option Warrant